Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-85430) and Form S-8 (Nos. 2-63038, 2-84088, 33-15319, 33-16790, 33-28413, 33-35305, 33-50813, 33-64959, 333-03941, 333-61859, 333-66051, 333-90309, 333-04459, 333-48202, 333-60402, 333-83426, 333-105029, 333-107240 and 333-115135) of Gannett Co., Inc. of our report dated February 25, 2005 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

McLean, VA

February 25, 2005